Exhibit (i)(43)
May 31, 2012
Janus Investment Fund
151 Detroit Street
Denver, CO 80206-4805
Re:     Public Offering of Janus Investment Fund Class N Shares
Gentlemen:
I have acted as Vice President and Chief Legal Counsel for Janus Investment Fund, a Massachusetts business trust (the “Trust”), in connection with the filing with the Securities and Exchange Commission of a post-effective amendment to the Trust’s registration statement with respect to the proposed sale of beneficial interest, $0.01 par value, of Class N Shares (the “Shares”), as a new share class of the series of the Trust shown below:
Janus Balanced Fund
Janus Contrarian Fund
Janus Emerging Markets Fund
Janus Enterprise Fund
Janus Flexible Bond Fund
Janus Fund
Janus Forty Fund
Janus Global Bond Fund
Janus Global Research Fund
Janus Global Select Fund
Janus Growth and Income Fund
Janus High-Yield Fund
Janus International Equity Fund
Janus Overseas Fund
Janus Research Fund
Janus Short-Term Bond Fund
Janus Triton Fund
Janus Venture Fund
Janus Worldwide Fund
Perkins Global Value Fund
Perkins Large Cap Value Fund
Perkins Mid Cap Value Fund
Perkins Select Value Fund
Perkins Small Cap Value Fund
Perkins Value Plus Income Fund

I have examined the Trust’s Amended and Restated Agreement and Declaration of Trust and Amended and Restated Bylaws, each as may be further amended, the proceedings of its trustees relating to the authorization, issuance and proposed sale of the Shares, and such other records and documents as I have deemed relevant. Based upon such examination, it is my opinion that upon the issuance and sale of the Shares in the manner contemplated by the aforesaid post-effective amendment to the Trust’s registration statement, such Shares will be legally issued, fully paid and nonassessable.
I hereby consent to the filing of this opinion as an exhibit to the above-referenced registration statement. This opinion is for the exclusive use of the Trust in connection with the filing of such post-effective amendment to the Trust’s registration statement to establish and designate the Fund and its Shares with the Securities and Exchange Commission (and certain state securities commissions) and is not to be used, circulated, quoted, relied upon or otherwise referred to by any other person or for any other purpose. This opinion is given as of the date hereof and I render no opinion and disclaim any obligation to revise or supplement this opinion based upon any change in applicable law or any factual matter that occurs or comes to my attention after the date hereof.
Very truly yours,

/s/ Stephanie Grauerholz-Lofton

Stephanie Grauerholz-Lofton
Chief Legal Counsel, Vice President
and Secretary

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